SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2006

BUTLER INTERNATIONAL, INC.

(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

110 Summit Avenue, Montvale, New Jersey 07645

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (201) 573-8000

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Return

SIGNATURE

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ITEM 4.02(a)	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REPORT

On April 4, 2006 Butler International, Inc. (the “Company”) issued a press release announcing a further delay in the filing of its Annual Report on Form 10-K for the year ended December 31, 2005, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, as well as the possibility of the Company restating certain of its financial results due to several tax and two prior year balance sheet accounting issues.

On April 13, 2006 the audit committee of the board of directors of the Company, after consultation with management, has determined that those issues, which to date involve non-cash accounting items, will cause the Company to make certain financial statement adjustments, primarily relating to accounting for income taxes, that may impact, among other things, income tax expense, taxes payable and deferred tax assets. Based on these adjustments, the Company now believes that it will restate certain of its previously reported financial results. The Company has not yet determined the extent to which these adjustments would affect the Company’s previously issued financial statements and therefore which of the Company’s previously issued financial statements would potentially be required to be restated. The Company believes that the financial statements that would need to be restated include all the Company’s financial statements previously filed as part of the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q beginning with the December 31, 2002 financial statements and to and including the June 30, 2005 financial statements. Consequently, these financial statements as well as all related reports issued by the Company’s independent registered public accounting firm should not be relied upon. The audit committee is in the process of reviewing the adjustments with the Company’s current and prior independent registered public accounting firms to determine the proper accounting for these adjustments for prior periods. The management of the Company has discussed the matters disclosed in this current report on Form 8-K with its previous independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2006	BUTLER INTERNATIONAL, INC.

By:/s/ Edward M. Kopko
Edward M. Kopko

Chief Executive Officer

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